Exhibit 5

September 21, 2012

First Capital Bancorp, Inc.

4222 Cox Road

Glen Allen, VA 23060

Ladies and Gentlemen:

We have acted as counsel to First Capital Bancorp, Inc., a Virginia corporation (the “Company”) in connection with a Registration Statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission with respect to 360,000 shares of Common Stock, par value $4.00 per share (the “Shares”), of the Company, which are proposed to be offered for sale as described in the Registration Statement.

In connection with the rendering of the opinion set forth below, we have examined, are familiar with and to the extent we deemed appropriate we have relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Articles of Incorporation and Bylaws of the Company as currently in effect, and proposed amendments thereto, subject to stockholder approval, (iii) resolutions adopted by the Board of Directors of the Company with respect to the Registration Statement, and (iv) such other documents, agreements, records, instruments, certificates of public officials and certificates of officers or other representatives of the Company and others as we have deemed necessary or appropriate for purposes of and as a basis for rendering the opinion set forth below.

In our examination, we have (i) assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) assumed the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies and (iii) assumed and relied upon the truth, accuracy and completeness (without independent investigation or verification) of the information, representations, warranties and statements contained in the records, documents, instruments and certificates we have reviewed. In rendering the opinions set forth below, we have assumed that all parties other than the Company, had, have or will have all requisite power and authority to execute and deliver all agreements, documents, instruments and certificates examined by us and have also assumed the due authorization by all requisite action, and the due execution and delivery, by such parties of all such agreements, documents, instruments and certificates and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Our opinion is limited to applicable provisions of the Virginia Stock Corporation Act. We express no opinion with respect to the laws of any other jurisdiction. Our opinion is further subject to equitable principles including principles governing the availability of specific performance, injunctive relief or other equitable remedies, which generally place the award of such remedies, subject to certain guidelines, at the discretion of the court to which application for such relief is made.

Based upon and subject to the foregoing, and subject to the exceptions, assumptions, qualifications, and limitations set forth herein, we are of the opinion that:

1.	The Company is duly organized and validly existing as a corporation under the laws of the Commonwealth of Virginia;

2.	The 360,000 Shares covered by the Registration Statement have been duly authorized by the Company by appropriate corporate action; and

3.	The 360,000 Shares covered by the Registration Statement, when issued and paid for as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Interests of Named Experts and Counsel” in the Registration Statement. In giving this consent, we do not admit thereby that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is furnished by us, as counsel to the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and, except as provided in the immediately preceding paragraph, is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without our express written permission.

Very truly yours,

/s/ LeClairRyan, a Professional Corporation

LeClairRyan, a Professional Corporation